EXHIBIT 99.1

 FOR IMMEDIATE RELEASE

CONTACT:
Mike Rohrkemper, CFO
(859) 586-0600 x1416
investor@pomeroy.com
--------------------

      POMEROY IT SOLUTIONS, INC. - FINANCIAL RESULTS, THIRD QUARTER ENDED
      -------------------------------------------------------------------
                                OCTOBER 5, 2004
                                ---------------

     Hebron, KY; November 11, 2004: Pomeroy IT Solutions (NASDAQ: PMRY), today announced results for the third quarter and nine months ended October 5, 2004.

     For the third quarter, the Company's total net sales and revenues increased $42.4 million, or 26.8%, to $200.5 million in the third quarter of fiscal 2004 from $158.1 million in the third quarter of fiscal 2003. Diluted earnings per share of $0.15 for the quarter ended October 5, 2004, represent a decline of 28.6% from $0.21 in the third quarter of fiscal 2003. For the same period, diluted earnings per share excluding, the non-recurring items described below increased 28.6% to $0.27 from $0.21 in the comparable period.

     For the nine months ended October 5, 2004, the Company's total net sales and revenues increased $98.5 million, or 22.6%, to $533.9 million in the first nine months of fiscal 2004 from $435.4 million in the first nine months of fiscal 2003. For the nine months ended October 5, 2004, diluted earnings per share of $0.58 represent a 18.4% increase from $0.49 in the comparable period in 2003. For the same period, diluted earnings per share, excluding the non-recurring items in 2004 described below and excluding a $92 thousand litigation settlement in 2003, increased 40.0% to $0.70 from $0.50 in the comparable period.

     As previously reported in Form 8-K/A filed October 6, 2004, the Company has recorded a restructuring charge, in conjunction with certain Pomeroy IT Solutions exit costs. This charge is related to the acquisition of Alternative Resources Corporation ("ARC"). In addition, the Company accrued for a severance package for its founder and former CEO. The net impact of these non-recurring charges was $1.5 million or $0.12 per diluted share.

     "We are pleased that the process of integrating operations and cultures with our merger partner ARC has not slowed down our momentum as indicated by our sequential and year over year revenue and earnings growth. Our balance sheet remains strong with a solid working capital position and a virtually untapped credit facility," said President Stephen E. Pomeroy.

     As a national solutions provider, Pomeroy is uniquely positioned to provide services that span consulting, infrastructure and life cycle services. Pomeroy maintains a technical workforce of approximately 4,000 skilled employees with the capabilities and expertise to plan, design, implement, support all categories of its solution offerings. Pomeroy has the ability to leverage its extensive portfolio of services to assist clients in reducing their total cost of ownership, allowing these savings to be reinvested back into the customer's core business. Pomeroy has clientele across a broad spectrum of industries, governments and educational organizations. For the year ended January 5, 2004, Pomeroy IT Solutions reported revenues of $598 million.

     Certain statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and as such they involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. These statements are based on information available to the Company as of the date hereof and the Company disclaims any intention or obligation to update any such forward-looking statements. Factors which could cause actual results to differ materially from current expectations include, but are not limited to, the estimated needs of customers as conveyed to the Company, existing market conditions including the overall demand for IT products and services, the terms of applicable agreements and certification programs and the assumptions regarding the Company's performance thereunder, the Company's ability to attract and retain technical personnel and to identify and develop expertise in future-demanded services, the Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, the nature and volume of products and services anticipated to be delivered and the Company's ability to obtain sufficient volumes of products and provide services.

                                 POMEROY IT SOLUTIONS, INC.
                                 CONSOLIDATED BALANCE SHEETS
(in thousands)                                                      October 5,   January 5,
                                                                       2004         2004
                                                                   ------------  ----------
                                                                   (unaudited)
ASSETS

Current Assets:
Cash and cash equivalents . . . . . . . . . . . . . . . . . . . .  $      9,599  $    40,200

Accounts receivable:
  Trade, less allowance of  $1,564 and $2,556 at October 5, 2004
    and January 5, 2004, respectively . . . . . . . . . . . . . .       117,477      111,324
  Vendor receivables, less allowance of $100 at
    October 5, 2004 and January 5, 2004 . . . . . . . . . . . . .         5,052        7,226
    Net investment in leases. . . . . . . . . . . . . . . . . . .         4,377        2,056
  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,148        2,043
                                                                   ------------  -----------
    Total receivables . . . . . . . . . . . . . . . . . . . . . .       129,054      122,649

Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . .        17,680       12,453
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,444        5,193
                                                                   ------------  -----------
    Total current assets. . . . . . . . . . . . . . . . . . . . .       162,777      180,495

Equipment and leasehold improvements:
  Furniture, fixtures and equipment . . . . . . . . . . . . . . .        30,746       29,517
  Leasehold improvements. . . . . . . . . . . . . . . . . . . . .         6,304        6,438
                                                                   ------------  -----------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . . .        37,050       35,955

  Less accumulated depreciation . . . . . . . . . . . . . . . . .        21,158       19,696
                                                                   ------------  -----------
    Net equipment and leasehold improvements. . . . . . . . . . .        15,892       16,259

Net investment in leases, net of current portion. . . . . . . . .         2,219        2,935
Goodwill, net . . . . . . . . . . . . . . . . . . . . . . . . . .       120,403       67,664
Intangible assets, net. . . . . . . . . . . . . . . . . . . . . .         3,864          436
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . .         3,509        1,410
                                                                   ------------  -----------
    Total assets. . . . . . . . . . . . . . . . . . . . . . . . .  $    308,664  $   269,199
                                                                   ============  ===========


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

                               POMEROY IT SOLUTIONS, INC.
                               CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)                           October 5,   January 5,
                                                                   2004         2004
                                                               ------------  -----------
                                                               (unaudited)
LIABILITIES AND EQUITY

Current Liabilities:
Current portion of notes payable. . . . . . . . . . . . . . .  $       912   $       912
Accounts payable. . . . . . . . . . . . . . . . . . . . . . .       63,325        50,051
Bank notes payable. . . . . . . . . . . . . . . . . . . . . .        2,853             -
Deferred revenue. . . . . . . . . . . . . . . . . . . . . . .        3,487         3,988
Accrued restructuring and severance charges . . . . . . . . .        8,875             -
Other current liabilities . . . . . . . . . . . . . . . . . .       16,387         8,758
                                                               ------------  -----------
    Total current liabilities . . . . . . . . . . . . . . . .       95,839        63,709

Notes payable, less current portion . . . . . . . . . . . . .          250           913
Deferred income taxes . . . . . . . . . . . . . . . . . . . .        5,446         4,780
 Commitments and contingencies

 Equity:
  Preferred stock,  $.01 par value; authorized 2,000 shares,
    (no shares issued or outstanding) . . . . . . . . . . . .            -             -
  Common stock, $.01 par value; authorized 20,000 shares,
    (13,021 and 12,943 shares issued at October 5, 2004
    and January 5, 2004, respectively). . . . . . . . . . . .          130           130
  Paid-in-capital . . . . . . . . . . . . . . . . . . . . . .       83,297        82,696
  Accumulated other comprehensive loss. . . . . . . . . . . .          (36)            -
  Retained earnings . . . . . . . . . . . . . . . . . . . . .      132,484       125,250
                                                               ------------  -----------
                                                                   215,875       208,076
  Less treasury stock, at cost ( 778 and 738 shares at
  October 5, 2004 and January 5, 2004, respectively). . . . .        8,746         8,279
                                                               ------------  -----------
    Total equity. . . . . . . . . . . . . . . . . . . . . . .      207,129       199,797
                                                               ------------  -----------
    Total liabilities and equity. . . . . . . . . . . . . . .  $   308,664   $   269,199
                                                               ============  ===========


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

                           POMEROY IT SOLUTIONS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)                     Three Months Ended
                                                      --------------------------
                                                       October 5,    October 5,
                                                          2004          2003
                                                      ------------  ------------
                                                      (unaudited)   (unaudited)
Net sales and revenues:
 Sales-equipment, supplies and leasing . . . . . . .  $    139,403  $   125,698
 Service . . . . . . . . . . . . . . . . . . . . . .        61,101       32,374
                                                      ------------  ------------
    Total net sales and revenues . . . . . . . . . .       200,504      158,072

Cost of sales and service:
 Sales-equipment, supplies and leasing . . . . . . .       129,621      116,825
 Service . . . . . . . . . . . . . . . . . . . . . .        44,433       23,612
                                                      ------------  ------------
    Total cost of sales and service. . . . . . . . .       174,054      140,437
                                                      ------------  ------------

        Gross profit . . . . . . . . . . . . . . . .        26,450       17,635

Operating expenses:
  Selling, general and administrative. . . . . . . .        18,818       11,331
  Rent expense . . . . . . . . . . . . . . . . . . .           906          802
  Depreciation . . . . . . . . . . . . . . . . . . .         1,052        1,228
  Amortization . . . . . . . . . . . . . . . . . . .           122           63
  Restructuring and severance charges. . . . . . . .         2,423            -
                                                      ------------  ------------
        Total operating expenses . . . . . . . . . .        23,321       13,424
                                                      ------------  ------------

Income before other expense (income) and income tax.         3,129        4,211

Other expense (income):
  Interest, net. . . . . . . . . . . . . . . . . . .            32           (7)
  Other. . . . . . . . . . . . . . . . . . . . . . .             4           16
                                                      ------------  ------------
        Total other expense, net . . . . . . . . . .            36            9
                                                      ------------  ------------

Income  before income tax. . . . . . . . . . . . . .         3,093        4,202
Income tax expense . . . . . . . . . . . . . . . . .         1,221        1,639
                                                      ------------  ------------

  Net income . . . . . . . . . . . . . . . . . . . .  $      1,872  $     2,563
                                                      ============  ============

Weighted average shares outstanding:
  Basic. . . . . . . . . . . . . . . . . . . . . . .        12,240       12,226
                                                      ============  ============
  Diluted. . . . . . . . . . . . . . . . . . . . . .        12,366       12,369
                                                      ============  ============

Earnings per common share:
  Basic. . . . . . . . . . . . . . . . . . . . . . .  $       0.15  $      0.21
                                                      ============  ============
  Diluted. . . . . . . . . . . . . . . . . . . . . .  $       0.15  $      0.21
                                                      ============  ============


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

                           POMEROY IT SOLUTIONS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)                     Nine Months Ended
                                                      --------------------------
                                                       October 5,    October 5,
                                                          2004          2003
                                                      ------------  ------------
                                                      (unaudited)   (unaudited)
Net sales and revenues:
 Sales-equipment, supplies and leasing.. . . . . . .  $    407,724  $   341,879
 Service . . . . . . . . . . . . . . . . . . . . . .       126,149       93,523
                                                      ------------  ------------
    Total net sales and revenues . . . . . . . . . .       533,873      435,402

Cost of sales and service:
 Sales-equipment, supplies and leasing.. . . . . . .       377,638      316,186
 Service . . . . . . . . . . . . . . . . . . . . . .        91,685       67,887
                                                      ------------  ------------
    Total cost of sales and service. . . . . . . . .       469,323      384,073
                                                      ------------  ------------

         Gross profit. . . . . . . . . . . . . . . .        64,550       51,329

Operating expenses:
  Selling, general and administrative. . . . . . . .        44,570       34,777
  Rent expense . . . . . . . . . . . . . . . . . . .         2,451        2,397
  Depreciation . . . . . . . . . . . . . . . . . . .         2,968        3,643
  Amortization . . . . . . . . . . . . . . . . . . .           201          360
  Provision for doubtful accounts. . . . . . . . . .             -          200
  Restructuring and severance charges. . . . . . . .         2,423            -
                                                      ------------  ------------
        Total operating expenses . . . . . . . . . .        52,613       41,377
                                                      ------------  ------------

Income before other expense (income) and income tax.        11,937        9,952

Other expense (income):
  Interest, net. . . . . . . . . . . . . . . . . . .             1          (21)
  Other. . . . . . . . . . . . . . . . . . . . . . .            27            1
                                                      ------------  ------------
        Total other expense, net . . . . . . . . . .            28          (20)
                                                      ------------  ------------

Income  before income tax. . . . . . . . . . . . . .        11,909        9,972
Income tax expense . . . . . . . . . . . . . . . . .         4,675        3,889
                                                      ------------  ------------
  Net income . . . . . . . . . . . . . . . . . . . .  $      7,234  $     6,083
                                                      ============  ============

Weighted average shares outstanding:
  Basic. . . . . . . . . . . . . . . . . . . . . . .        12,243       12,340
                                                      ============  ============
  Diluted. . . . . . . . . . . . . . . . . . . . . .        12,419       12,390
                                                      ============  ============

Earnings per common share:
  Basic. . . . . . . . . . . . . . . . . . . . . . .  $       0.59  $      0.49
                                                      ============  ============
  Diluted. . . . . . . . . . . . . . . . . . . . . .  $       0.58  $      0.49
                                                      ============  ============


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